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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): AUGUST 3, 2001



                             3DFX INTERACTIVE, INC.
               (Exact name of registrant as specified in charter)


         CALIFORNIA                                   000-22651                                77-0390421
(State or other jurisdiction                        (Commission                              (IRS Employer
     of incorporation)                                File Number)                           Identification No.)



                               4435 FORTRAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                    (Address of principal executive offices)

                                 (408) 935-4400
              (Registrant's telephone number, including area code)

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Item 5.  Other Events.

         This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties, including without limitation those related to the ability of 3dfx Interactive, Inc., a California corporation ("3dfx"), to liquidate and wind-up its business. Actual results and developments may differ materially from those described or incorporated by reference in this Report. For more information about 3dfx and risks arising when investing in or holding shares of 3dfx, investors are directed to 3dfx's most recent filings with the Securities and Exchange Commission.

         On August 2, 2001, 3dfx reached a settlement with CagEnt Technologies, Inc. ("CagEnt") on terms satisfactory to 3dfx in a lawsuit filed by CagEnt against 3dfx in the United States District Court for the Northern District of California. The lawsuit claimed patent infringement and sought unspecified damages and injunctive relief.

         The settlement of this claim will not affect the contemplated liquidation and winding-up of the business of 3dfx pursuant to the Plan of Dissolution adopted by 3dfx's shareholders on March 27, 2001.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 3, 2001

                                       3DFX INTERACTIVE, INC.


                                       By: /s/ RICHARD A. HEDDLESON
                                           -----------------------------------
                                           Chief Financial Officer


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